Exhibit 10.1
LINE OF CREDIT AGREEMENT

Date: June 28, 2006

THIS AGREEMENT is entered into between NATURALNANO, INC., a Nevada corporation having an office address at 150 Lucius Gordon Drive, Suite 115, West Henrietta, New York 14586 (the “Borrower”) and TECHNOLOGY INNOVATIONS, LLC, a New York limited liability company having an office address at 150 Lucius Gordon Drive, Suite 117, West Henrietta, New York 14586 (the “Lender”).

The Lender has agreed to lend Borrower an amount up to one million dollars ($1,000,000.00) in accordance with the terms of this Agreement.

1.
COMMITMENT. The Lender agrees to make advances to the Borrower at any time during this Agreement and prior to the Termination Date, in an aggregate principal amount up to but not exceeding the sum of $1,000,000 at any one time outstanding (the “Commitment”). Advances (the “Advances”) shall be requested and made in accordance with the terms of Section 7(a) hereof. During this period, the Borrower may use the Commitment by borrowing, paying, renewing or prepaying the outstanding balance as reflected by this Agreement, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding any provision herein to the contrary, the Borrower may not request aggregate advances of greater than $300,000 in any thirty (30) day period. The Commitment shall extend through March 31, 2007, which date shall be the Termination Date. During the term of the Commitment, Borrower’s obligations shall be represented by a Promissory Note in the form attached hereto as Exhibit A (the “Note”).

2.
NOTICE OF BORROWING. The Borrower shall give the Lender written notice of the date and the amount of each proposed borrowing pursuant to the Commitment, which notice shall comply with the requirements of Section 7(a) hereof. Notwithstanding any provision herein to the contrary, the Borrower must provide the Lender at least fifteen (15) days’ prior written notice before each Advance. On or before the date specified in such notice, the Lender will make the amount then to be loaned by it available to the Borrower.

3.
INTEREST. The Borrower shall pay interest upon the amount at any time outstanding upon the Note, at the rate of eight percent (8%) per annum. Interest on the outstanding balance of principal advanced shall accrue and be payable upon payment or prepayment in full of the unpaid principal balance.

4.
PAYMENT. Payment shall be made within fifteen (15) business days after demand therefor, which demand may be made at any time after the Termination Date in accordance with the terms of the Note. All payments (including prepayments) by the Borrower on account of principal and interest on the Note shall be made to the Lender by corporate check at the address specified in the Note or by wire transfer.

5.	USE OF PROCEEDS. The proceeds of the loans made hereunder shall be used for the corporate working capital purposes of the Borrower.

6.
EVENTS OF DEFAULT. Upon the occurrence and continuance of any Event of Default as defined in the Note, the Lender may, by notice to the Borrower, declare the Commitment immediately terminated and, upon thirty (30) days’ prior written notice, declare any amounts outstanding hereunder to be due and payable, whereupon the outstanding principal amount of the Note, together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

7.	MISCELLANEOUS.

a.
Notices. Any and all notices to be delivered in connection herewith shall be in writing and shall be deemed given when delivered if delivered personally, ten days after being sent if properly sent by airmail, or three days after being sent if properly sent by recognized express courier service guaranteeing delivery during such period, in each case addressed to the other party at the address set forth above or such other address as any party may furnish by notice to the other as herein provided.

b.
No Waiver, Cumulative Remedies, Amendment. No failure to exercise and no delay in exercising on the part of the Lender, any right, power, or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No modification or waiver of any provision of this Agreement nor consent to any departure by the Borrower from the provisions hereof shall be effective unless the same shall be in writing from the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to the Borrower shall entitle the Borrower to any other or further notice in other similar circumstances unless expressly provided for herein. No course of dealing between the Borrower and the Lender shall operate as a waiver of any of the rights of the Lender under this Agreement.

c.
Payment of Fees. The Borrower agrees to pay all reasonable costs and expenses of the Lender in connection with the enforcement of, or the preservation of rights arising under, the Note, including reasonable legal fees and disbursements arising in connection therewith.

d.
Entire Agreement. This Agreement and the Note constitute the entire agreement between Borrower and Lender with respect to the subject matter hereof and supersede all prior understandings and agreements, written or oral, regarding the subject matter. Unless otherwise provided herein, this Agreement may be modified or amended only by a written consent executed by both parties.

e.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interests hereunder without the prior written consent of the Lender.

f.
Construction. This Agreement and the rights and obligations of the parties hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the State of New York. Both parties consent to the jurisdiction of the state and federal courts located in Rochester, New York with respect to any disputes arising between the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

BORROWER:

NATURALNANO, INC.

By: /s/ Kathleen A. Browne
Name: Kathleen A. Browne
Title: Chief Financial Officer

LENDER:

TECHNOLOGY INNOVATIONS, LLC

By: /s/ Michael L. Weiner
Name: Michael L. Weiner
Title: Manager